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                                                                    EXHIBIT 99.2

          CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

         We hereby consent to the use of our opinion letter dated April 17, 2005 to the Board of Directors of Electronics Boutique Holdings Corp. included as Annex H to the Joint Proxy Statement - Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed mergers involving Electronics Boutique Holdings Corp. and GameStop Corp. and to the references to such opinion in such Joint Proxy Statement - Prospectus under the captions "SUMMARY - Opinions of Financial Advisors," " THE MERGERS - Background of the Mergers," "THE MERGERS - EB's Reasons for the EB Merger; Recommendation of the EB Merger by the EB Board of Directors," and "THE MERGERS - Opinions of EB's Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

                                       /s/ Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated

New York, New York
May 20, 2005


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